UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2015

MERIDIAN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36573	46-5396964
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

67 Prospect Street, Peabody, Massachusetts		01960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Stock Option and Restricted Stock Awards. On November 2, 2015, Meridian Bancorp, Inc. (the “Company”) granted 1,395,314 stock options and 600,700 restricted stock awards under the Meridian Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”) to its directors, officers and employees, including the Company’s named executive officers.

Each award granted under the Plan is evidenced by an award agreement signed by the grantee. The Employee Stock Option Agreement and the Director Stock Option Agreement provide the terms of individual option grants, including the number of options granted, the exercise price per share, the date of grant, the restrictions on transfer, the effect of termination under certain conditions, and the term and expiration date of the options. The Restricted Stock Award Agreement provides the terms of individual restricted stock awards, including the number of shares awarded, the restrictions on transfer, grantee rights prior to vesting of awards, and the effect of termination under certain conditions. Each stock option award and each restricted stock award will vest in equal installments over a five year period, commencing one year from the date of grant.

The foregoing description of the material terms of the above Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements which are filed as Exhibits hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.2	Form of Employee Stock Option Agreement under the Meridian Bancorp, Inc. 2015 Equity Incentive Plan

10.3	Form of Director Stock Option Agreement under the Meridian Bancorp, Inc. 2015 Equity Incentive Plan

10.18	Form of Restricted Stock Award Agreement under the Meridian Bancorp, Inc. 2015 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN BANCORP, INC.

DATE: November 5, 2015	By:	/s/ Mark L. Abbate
Mark L. Abbate
Executive Vice President, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.2	Form of Employee Stock Option Agreement under the Meridian Bancorp, Inc. 2015 Equity Incentive Plan

10.3	Form of Director Stock Option Agreement under the Meridian Bancorp, Inc. 2015 Equity Incentive Plan

10.18	Form of Restricted Stock Award Agreement under the Meridian Bancorp, Inc. 2015 Equity Incentive Plan